UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2025

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51254	91-0626756
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices, including Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 27, 2025, Ralph Molina resigned as:

1) Director of the Company;

2) Secretary of the Company; and

3) Head of Investor Relations and Corporate Strategy

Mr. Molina’s resignation was effective on Friday, June 27, 2025. Mr. Molina did not sit on any board committees at the time of his resignation. Mr. Molina’s resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Mr. Molina did not enter into a separation agreement with the Company.

The Board accepted the resignation of Mr. Molina and expressed sincere gratitude for his service as an executive and director of the Company. A copy of the Resignation Letter is attached as Exhibit 17.1 to this Current Report and is incorporated herein by this reference.

Effective on June 27, 2025, the Board appointed Jacob McDonough, Director, Audit Committee Chair, as Secretary of the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
17.1	Resignation Letter Ralph Molina dated June 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2025

PARKS! AMERICA, INC.

By:	/s/ Geoffrey Gannon
Name:	Geoffrey Gannon
Title:	President

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